UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2019 (October 1, 2019)
Churchill Downs Incorporated

(Exact name of registrant as specified in its charter)

Kentucky	001-33998		61-0156015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400	Louisville	Kentucky	40222
(Address of Principal Executive Offices)			(Zip Code)
(502)-636-4400
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CHDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
On October 1, 2019 (the “Effective Date”), Churchill Downs Incorporated (the "Company") entered into an Executive Change in Control, Severance and Indemnity Agreement (the “Severance Agreement”) with Austin W. Miller, the Company’s Senior Vice President, Gaming Operations (the "Executive").
Among other items, the Severance Agreement provides that in the event the Executive's employment is terminated (i) by the Company other than for Cause (as defined in the Severance Agreement), or (ii) by the Executive for Good Reason (as defined in the Severance Agreement), the Executive will be entitled to receive an amount in cash equal to 1.5 times the sum of (a) the Executive's annual base salary and (b) the amount of the Executive's annual target bonus for the year in which the Executive was terminated.
The Severance Agreement provides further that, in the event the Executive's employment is terminated within the two-year period following a Change in Control (as defined in the Severance Agreement) (i) by the Company other than for Cause, Disability or death, or (ii) by the executive for “Good Reason”, the Executive will be entitled to receive an amount in cash equal to 2 times the sum of (a) the Executive's annual base salary and (b) the amount of the Executive's annual target bonus for the year in which the Executive was terminated.
The Severance Agreement also provides that in the event the Executive's employment is terminated (i) by the Company due to Disability or death, the Executive will be entitled to receive a pro-rata bonus, if any, for the year of Disability or death, based on the target bonus for which Executive was eligible for such year.
The severance payments described above are subject to the Company receiving a general release of claims from the Executive. All equity-based awards in effect at the time of termination for the aforementioned reasons shall remain governed by the applicable plan or award agreement.
The description provided above is qualified by reference to the full text of the Severance Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Change in Control, Severance, and Indemnity Agreement, dated as of October 1, 2019, by and between Austin W. Miller and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
October 2, 2019	/s/ Bradley K. Blackwell
By: Bradley K. Blackwell
Title: Senior Vice President, General Counsel and Secretary